VILLAGE SUPER MARKET, INC.
                     EXECUTIVE OFFICES
                    733 Mountain Avenue
                Springfield, New Jersey 07081
                   Phone:  (973) 467-2200
                    Fax:  (973) 467-6582



                 VILLAGE SUPER MARKET, INC.
          DECLARES STOCK SPLIT AND INCREASED DIVIDEND


Contact:     Kevin Begley, CFO
             (973) 467-2200, Ext. 220
             Kevin.Begley@wakefern.com


     Springfield, New Jersey - March 21, 2007 - The Board of Directors of Village Super Market, Inc. (NSD-VLGEA) declared a two-for-one stock split and a 12.5% increase in the quarterly cash dividend. The increased quarterly cash dividends are $.18 per Class A common share and $.117 per Class B common share. These dividends are adjusted for the two-for-one stock split. The stock split and dividends will be payable on April 26, 2007 to shareholders of record at the close of business on April 6, 2007.

     Village Super Market operates a chain of 23 supermarkets under the ShopRite name in New Jersey and eastern Pennsylvania.